As filed with the Securities and Exchange Commission on August 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0118518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(408) 901-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John McFarland

Senior Vice President, General Counsel & Secretary

Synaptics Incorporated

1251 McKay Drive

San Jose, California 95131

Tel: (408) 901-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Cabell Morris

Karen A. Weber

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Tel: (312) 558-5600

Fax: (312) 558-5700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	726,666 shares	$53.19	$38,651,365	$4,480

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization or other similar transaction.
(2)	The price is computed based upon the average of the high and low sale prices of the Registrant’s common stock on August 1, 2017, as reported on The NASDAQ Global Select Market.

PROSPECTUS

726,666 Shares of Common Stock

The selling stockholder named in this prospectus may offer and sell from time to time up to 726,666 shares of our common stock. The shares of our common stock that may be offered by the selling stockholder using this prospectus were issued to the selling stockholder in connection with our acquisition of Conexant Systems, LLC. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution” beginning on page 8.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SYNA”. On August 3, 2017, the last reported sale price of our common stock on The NASDAQ Global Select Market was $50.54 per share.

Investing in the common stock involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2017.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained or incorporated by reference in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholder identified in this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus or pursuant to any document hereafter incorporated by reference.

You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We urge you to read carefully this prospectus and the documents incorporated herein by reference (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

Unless the context indicates otherwise, the terms “Synaptics,” “Company,” “we,” “us,” and “our” refer to Synaptics Incorporated, a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors” section of this prospectus and in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the Annual Report on Form 10-K for our fiscal year ended June 25, 2016 (the “2016 Form 10-K”) incorporated by reference herein, and other risks as identified from time to time in our SEC reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights certain information about our business. This is a summary of information contained elsewhere in this prospectus, including the documents incorporated by reference herein, is not complete and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our business and the common stock offered by this prospectus, you should read this entire prospectus, including the section entitled “Risk Factors” in the 2016 Form 10-K and the financial statements and the related notes included therein and incorporated by reference in this prospectus.

Overview

We are a leading worldwide developer and supplier of custom-designed human interface product solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing, communications, entertainment, and other electronic devices. We currently generate revenue from the markets for smartphones, tablets, personal computer, or PC, products, primarily notebook computers, and other select electronic devices, including devices in automobiles, with our customized human interface solutions. Every solution we deliver either contains or consists of our touch-, display driver- or fingerprint authentication-based semiconductor solutions, which includes our chip, customer-specific firmware, and software.

We are a market leader in providing human interface product solutions to our target markets. Our original equipment manufacturer, or OEM, customers include most of the world’s largest OEMs for smartphones and tier one PC OEMs. We generally supply our human interface product solutions to our OEM customers through their contract manufacturers, which take delivery of our products and pay us directly for such products.

Conexant Acquisition

On July 25, 2017, we completed the acquisition of Conexant Systems, LLC, or Conexant, a technology leader in audio and voice processing solutions for the smart home (the “Conexant Acquisition”). We believe voice is one of the most exciting and fastest growing human interface modalities, and Conexant is a leading far-field voice solutions provider. Conexant’s solutions have been deployed in voice activated devices in the smart home, such as digital personal assistants and other home electronics. In accordance with the terms of the securities purchase agreement governing the Conexant acquisition (the “Securities Purchase Agreement”), total consideration for the Conexant acquisition consisted of (i) $300 million in cash (on a debt-free, cash-free basis), subject to post-closing adjustments for working capital and (ii) 726,666 shares of our common stock (the “Stock Consideration”). The Stock Consideration was issued at the closing of the Conexant acquisition in a private placement pursuant to Section 4(a)(2) of the Securities Act. This prospectus relates to the resale of the Stock Consideration by the selling stockholder named herein.

Corporate Information

We were initially incorporated in California in 1986 and were re-incorporated in Delaware in 2002. Our website is located at www.synaptics.com. The contents of our website are not incorporated into or deemed to be a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as those risks described in the sections entitled “Risk Factors” in the 2016 Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC reports, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere or incorporated by reference in this prospectus. For more information, see the section titled “Where You Can Find More Information.”

Transactions relating to our Convertible Notes may dilute the ownership interest of our stockholders, or may otherwise depress the price of our common stock.

The conversion of some or all of our outstanding 0.50% Convertible Senior Notes due 2022 (the “Convertible Notes”) would dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of such notes. If the Convertible Notes become convertible under the terms of the indenture, and if holders subsequently elect to convert their notes, we could be required to deliver to them a significant number of shares of our common stock. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Convertible Notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholder. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

SELLING STOCKHOLDER

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholder may offer pursuant to this prospectus. The shares offered by the selling stockholder were issued at the closing of the Conexant Acquisition in accordance with the Securities Purchase Agreement, pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. We have filed with the SEC under the Securities Act the registration statement of which this prospectus forms a part pursuant to the Securities Purchase Agreement.

The table below sets forth certain information known to us, based on written representations from the selling stockholder, with respect to the beneficial ownership of our shares of common stock held by the selling stockholder as of August 1, 2017, except as described in the notes to such table. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.” Information about the selling stockholder may change over time. Any changed information will be set forth in supplements to this prospectus, if required. For purposes of the table below, we assume that the selling stockholder will sell all its shares of common stock covered by this prospectus.

The percentages of shares owned set forth below are based on 33,696,066 shares of our common stock outstanding as of August 1, 2017. To our knowledge, the selling stockholder has not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus.

	Shares Beneficially Owned Prior to the Offering(2) (3)		Maximum Number of Shares That May be Sold in the Offering(4)	Shares Beneficially Owned Following the Offering(2) (3)
Name of Selling Stockholder	Number	%		Number	%
Lakestar Semi Inc.(1) c/o Soros Fund Management LLC 250 West 55th Street New York, New York 10019	726,666	2.2%	726,666	—	—

(1)	Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Lakestar Semi Inc. As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares being registered by this prospectus, held for the account of Lakestar Semi Inc. George Soros serves as Chairman and Manager of SFM LLC and Robert Soros serves as Manager of SFM LLC.
(2)	Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.
(3)	Does not include shares underlying $46.0 million aggregate principal amount of the Company’s 0.50% Convertible Senior Notes due 2022 (the “Notes”) held by the selling stockholder. The Notes are convertible at any time prior to the close of business on the business day immediately preceding March 15, 2022 only under the following circumstances (all of which are outside the control of the selling stockholder): (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2017 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after March 15, 2022 until the close of business on the business day immediately preceding the maturity date, the Notes are convertible regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock, or a combination of cash and shares of common stock, at the Company’s election.
(4)	Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 120,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value.

Common Stock

As of August 1, 2017, there were 33,696,066 shares of common stock outstanding. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. We have not paid any cash dividends on our common stock. Each holder of common stock is entitled to one vote for each share held of record in the election of directors and on all other matters submitted to the vote of stockholders. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities and there are no redemption provisions with respect to such shares. All of the outstanding shares of common stock are, and the shares of common stock issuable upon conversion of the notes will be, fully paid and non-assessable. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

As of August 1, 2017, there were no shares of preferred stock outstanding. We may issue preferred stock from time to time in one or more series. Our board of directors has the authority to fix the designation, powers, preferences, rights, qualifications, limitations, and restrictions of these series of undesignated preferred stock and to increase or decrease the number of shares of these series, but not below the number of shares of any such series then outstanding, without any further vote or action by our stockholders. We have no present plans to issue any shares of preferred stock, other than the possible issuance of shares of our Series A preferred stock pursuant to our stockholder rights plan described below.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws, and Delaware Law

The provisions of our certificate of incorporation and bylaws and Delaware law may have the effect of deterring hostile takeovers or delaying changes in control of our company or of our management. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and in the policies furnished by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that our board of directors may issue, without stockholder action, up to 10,000,000 shares of preferred stock with voting or other rights. Our certificate of incorporation also provides that our stockholders do not have cumulative voting rights, and, therefore, stockholders representing a majority of the shares of common stock outstanding are able to elect all of our directors. Our bylaws provide that a special meeting of stockholders may be called by our board of directors, or by the chairman of the board of directors, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such meeting. Our stockholders may also take action by written consent, subject to certain conditions.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless the following conditions have been satisfied:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 generally defines an “interested stockholder” to include the following:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% of more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

•	the affiliates and associates of any such person.

Section 203 generally defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Under certain circumstances, Section 203 makes it more difficult for a person that would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although a corporation’s certificate of incorporation or stockholder-adopted bylaws may exempt the corporation from the restrictions imposed by Section 203. Neither our certificate of incorporation nor our bylaws exempt our company from the restrictions imposed by Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if the board of directors approves, prior to the time the acquirer becomes an interested stockholder, either the business combination or the transaction that results in the acquirer becoming an interested stockholder.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Synaptics Incorporated as of June 25, 2016 and June 27, 2015, and for each of the years in the three-year period ended June 25, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of June 25, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the SEC (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the prospectus and prior to the termination of the offering to which this prospectus relates:

•	Form 10-K for the fiscal year ended June 25, 2016 filed with the SEC on August 26, 2016;

•	Form 10-Q for the fiscal quarter ended September 24, 2016 filed with the SEC on November 3, 2016;

•	Form 10-Q for the fiscal quarter ended December 24, 2016 filed with the SEC on January 31, 2017;

•	Form 10-Q for the fiscal quarter ended March 25, 2017 filed with the SEC on May 3, 2017;

•	Form 8-Ks filed with the SEC on July 28, 2016 (only with respect to Item 8.01), October 28, 2016, December 6, 2016, April 6, 2017, June 12, 2017 (only with respect to Item 1.01 and Item 8.01), June 20, 2017, June 26, 2017 and July 26, 2017.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit. The information incorporated by reference is considered to be a part of this prospectus and any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain the information incorporated by reference in this prospectus from the SEC’s Public Reference Room, the SEC’s website or our website at the respective addresses set forth under “Where You Can Find More Information.” Please note, however, that the information on the websites, other than the information specifically incorporated by reference herein, is not part of this prospectus. If you make a request for such information in writing or by telephone we will provide you, free of charge, with a copy of any or all information incorporated by reference into this prospectus. Any such request should be directed to: Synaptics Incorporated, Attention: Corporate Secretary, 1251 McKay Drive, San Jose, California 95131, (408) 904-1100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various costs and expenses payable by us in connection with the distribution of the securities registered hereby. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$4,480
Printing fees	6,500
Accounting fees and expenses	20,000
Legal fees and expenses	75,000
Miscellaneous	10,000

Total(1)	$115,980

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificate of incorporation, as amended, and third amended and restated bylaws of Synaptics Incorporated (the “Company”).

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding , provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Our third amended and restated bylaws provide that we will indemnify our directors, officers, employees and agents (each, an “indemnitee”) to the fullest extent permitted by applicable law. We are not required to indemnify any indemnitee (a) with respect to a proceeding (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense, (b) for any amounts paid in settlement of an action indemnified against by the Company without the proper written consent of the Company, or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

Our certificate of incorporation provides that our directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. In addition, we have entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of the Company against expenses and certain other liabilities arising out of their conduct on behalf of the Company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances related to actions arising under the federal securities laws.

In addition, the Delaware General Corporation Law and our third amended and restated bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits, which is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 4, 2017.

Synaptics Incorporated

By:	/s/ John McFarland
John McFarland Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Francis F. Lee, Richard A. Bergman and Wajid Ali, or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Richard A. Bergman Richard A. Bergman	President, Chief Executive Officer and Director (principal executive officer)	August 4, 2017

/s/ Wajid Ali Wajid Ali	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	August 4, 2017

/s/ Francis F. Lee Francis F. Lee	Chairman of the Board	August 4, 2017

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Director	August 4, 2017

/s/ Nelson C. Chan Nelson C. Chan	Director	August 4, 2017

/s/ Keith B. Geeslin Keith B. Geeslin	Director	August 4, 2017

/s/ Russell J. Knittel Russell J. Knittel	Director	August 4, 2017

/s/ Richard L. Sanquini Richard L. Sanquini	Director	August 4, 2017

/s/ James L. Whims James L. Whims	Director	August 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated June 11, 2017, by and among Synaptics Incorporated, Lakestar Semi Inc., CNXT Holdings, Inc. and Conexant Systems, LLC (1)

3.1	Certificate of Incorporation (2)

3.1(b)	Certificate of Designation of Series A Junior Participating Preferred Stock (3)

3.2	Third Amended and Restated Bylaws (amended and restated as of July 27, 2010) (4)

3.3	Certificate of Amendment of Certificate of Incorporation of the registrant (5)

3.4	Certificate of Amendment of Certificate of Incorporation of the registrant (6)

4.1	Form of Common Stock Certificate (7)

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of KPMG LLP

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

(1)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on June 12, 2017.
(2)	Incorporated by reference to the registrant’s Form 10-Q as filed with the SEC on February 21, 2002.
(3)	Incorporated by reference to the registrant’s Form 8-A as filed with the SEC on August 16, 2002.
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on August 2, 2010.
(5)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on December 7, 2004.
(6)	Incorporation by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on October 22, 2010.
(7)	Incorporated by reference to the registrant’s Form 10-K as filed with the SEC on September 12, 2002.